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Exhibit 1.8

REPORT UNDER
SECTION 101 OF THE SECURITIES ACT (ONTARIO),
SECTION 111 OF THE SECURITIES ACT (BRITISH COLUMBIA),
SECTION 176 OF THE SECURITIES ACT (ALBERTA),
SECTION 110 OF THE SECURITIES ACT, 1988 (SASKATCHEWAN),
SECTION 92 OF THE SECURITIES ACT (MANITOBA),
SECTIONS 147.11 and 147.12 OF THE SECURITIES ACT (QUEBEC),
SECTION 107 OF THE SECURITIES ACT (NOVA SCOTIA), AND
SECTION 102 OF THE SECURITIES ACT (NEWFOUNDLAND AND LABRADOR)

The following information is filed pursuant to the provisions listed above under applicable securities legislation:

  (a)
  the name and address of the offeror:

    1184760 Alberta Ltd.
    c/o Xstrata plc
    Bahnhofstrasse 2
    6301 Zug
    Switzerland

  (b)
  the designation and number or principal amount of securities and the offeror's securityholding percentage in the class of securities of which the offeror acquired ownership or control in the transaction or occurrence giving rise to the obligation to file the report and whether it was ownership or control that was acquired in those circumstances;

    1184760 Alberta Ltd. (the "Offeror") has today purchased 18,556,430 common shares (the "Purchased Shares") of Falconbridge Limited ("Falconbridge"), representing an additional 4.9% of the issued and outstanding common shares of Falconbridge (the "Falconbridge Common Shares") as reported by Falconbridge as at July 21, 2006. This represents 4.98% of the issued and outstanding Falconbridge Common Shares as at the date of Xstrata's initial offer for Falconbridge on May 18, 2006, or 4.93% of Falconbridge Common Shares, based on Falconbridge's most recent notification of total Falconbridge Common Shares outstanding on July 21, 2006.

  (c)
  the designation and number or principal amount of securities and the offeror's securityholding percentage in the class of securities immediately after the transaction or occurrence giving rise to obligation to file the report;

    Together with the Purchased Shares, the Offeror beneficially owns and controls 92,222,426 Falconbridge Common Shares, representing approximately 24.5% of the issued and outstanding Falconbridge Common Shares as reported by Falconbridge as at July 21, 2006.

  (d)
  the designation and number or principal amount of securities and the percentage of outstanding securities of the class of securities referred to in paragraph (c) over which:

  (i)
  the offeror, either alone or together with any joint actors, has ownership and control;

      See paragraph (c) above.

    (ii)
    the offeror, either alone or together with any joint actors, has ownership but control is held by other persons or companies other than the offeror or any joint actor; and

      None.

    (iii)
    the offeror, either alone or together with any joint actors, has exclusive or shared control but does not have ownership;

      None.

  (e)
  the name of the market in which the transaction or occurrence that gave rise to this report took place:

    The purchases were made through the facilities of the Toronto Stock Exchange (the "TSX") on July 28, 2006.

  (f)
  the purpose of the offeror and any joint actors in effecting the transaction or occurrence that gave rise to this report, including any future intention to acquire ownership of, or control over, additional securities of the reporting issuer;

    The purchase of the Purchased Shares was undertaken pursuant to the previously announced intention of Xstrata plc ("Xstrata", and together with the Offeror, the "Reporting Persons") to purchase Falconbridge Common Shares through the facilities of the TSX, subject to applicable law, from time to time commencing on July 28, 2006 until the expiry of the Revised Offer (defined below), and with the sole aim of assisting Xstrata to achieve its consistently stated objective of acquiring 100% of the Falconbridge Common Shares.

    The foregoing description of the purchase of the Purchased Shares does not purport to be complete and is qualified in its entirety by reference to the full text of the news release, which is attached as Schedule A hereto.

    The "Revised Offer" is being made by Xstrata Canada Inc. ("Xstrata Canada") pursuant to the offer and offering circular, filed with Canadian regulatory authorities on May 18, 2006, as varied, amended and supplemented by the Notice of Extension, filed with Canadian regulatory agencies on July 7, 2006, the Notice of Variation, filed with Canadian regulatory agencies on July 11, 2006, and the Notice of Variation filed with Canadian regulatory authorities on July 21, 2006.

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  (g)
  the general nature and the material terms of any agreement, other than lending arrangements, with respect to securities of the reporting issuer entered into by the offeror, or any joint actor, and the issuer of the securities or any other entity in connection with the transaction or occurrence giving rise to this report, including agreements with respect to the acquisition, holding, disposition or voting of any of the securities;

    Not applicable.

  (h)
  the names of any joint actors in connection with the disclosure required by this report;

    Xstrata Canada is a wholly-owned indirect subsidiary of the Offeror, which is a wholly-owned indirect subsidiary of Xstrata. Xstrata is a major global diversified mining group listed on the London and Swiss stock exchanges. The principal executive offices of Xstrata are located at Bahnhofstrasse 2, 6301 Zug, Switzerland.

    The Reporting Persons expressly disclaim that any person other than wholly-owned direct or indirect subsidiaries of Xstrata has acted jointly or in concert with the Reporting Persons in connection with the acquisition described in this Report.

  (i)
  in the case of a transaction or occurrence that did not take place on a stock exchange or other market that represents a published market for the securities, including an issuance from treasury, the nature and value of the consideration paid by the offeror; and

    Not applicable.

  (j)
  if applicable, a description of any change in any material fact set out in a previous report by the entity under the early warning requirements in respect of the reporting issuer's securities.

    See paragraph (f) above.

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DATED this 28th day of July, 2006

1184760 ALBERTA LTD.

By:	/s/ Benny Steven Levene Name: Benny Steven Levene Title: President and Secretary

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EXHIBIT A

NEWS RELEASE

XSTRATA PURCHASE OF FALCONBRIDGE SHARES

Toronto and Zug, 28 July 2006

Xstrata plc, through its wholly-owned subsidiary 1184760 Alberta Ltd., has today purchased 18,556,430 common shares of Falconbridge Limited ("Falconbridge Common Shares") through the facilities of the Toronto Stock Exchange (the "TSX"). This represents 4.98% of the outstanding Falconbridge Common Shares, as at the date of Xstrata's initial offer for Falconbridge in May 2006, or 4.93% of Falconbridge Common Shares, based on Falconbridge's most recent notification of total common shares outstanding.

Xstrata now owns directly or indirectly 92,222,426 Falconbridge Common Shares or approximately 24.5% of Falconbridge Common Shares, based on current shares outstanding. The highest price paid and the average price paid by Xstrata for Falconbridge Common Shares purchased today was C$62.25 per share in each case. This is Xstrata's first purchase of Falconbridge Common Shares through the facilities of the TSX since Xstrata commenced its offer for Falconbridge on 18 May 2006. Xstrata Canada Inc. is a wholly-owned subsidiary of 1184760 Alberta Ltd.

On 19 July 2006, Xstrata amended its fully-underwritten all-cash offer to acquire all of the outstanding Falconbridge Common Shares not already owned by Xstrata to C$62.50 in cash per share. The expiry time for the increased Xstrata offer is Monday 14 August 2006 at 8 pm (Toronto time).

Xstrata previously announced its intention to purchase Falconbridge Common Shares through the facilities of the TSX, subject to applicable law, from time to time commencing on 28 July 2006 until the expiry of the Xstrata offer. The purchase of Falconbridge Common Shares on market is being undertaken with the sole aim of assisting Xstrata to achieve its consistently stated objective of acquiring 100% of Falconbridge Common Shares. The number of Falconbridge Common Shares purchased by Xstrata through the facilities of the TSX may not exceed 5% of the outstanding Falconbridge Common Shares, based on the number of common shares outstanding at the time of Xstrata's initial offer for Falconbridge.

ends

Falconbridge Shareholders with questions please contact:

Kingsdale Shareholder Services Inc.
North American Toll Free:	1-866-639-7993
Outside North America, Banks and Brokers Call Collect	+1 (416) 867-2272
Email:	contactus@kingsdaleshareholder.com

Xstrata contacts

Claire Divver		Ernie Lalonde
Telephone	+44 20 7968 2871	National Public Relations
Mobile	+44 7785 964 340	Telephone	+1 416 848 1423
Email	cdivver@xstrata.com	Email	elalonde@national.ca
Michael Oke
Aura Financial
Telephone	+44 20 7321 0033
Mobile	+44 7834 368 299
Email	michael@aura-financial.com

Each of Deutsche Bank AG, JPMorgan Cazenove Limited and TD Securities Inc. is acting exclusively for Xstrata plc ("Xstrata" or the "Company") and no one else in connection with the proposed acquisition of Falconbridge (the "Falconbridge Acquisition") and will not be responsible to anyone other than Xstrata for providing the protections afforded to its clients or for providing advice in relation to the Falconbridge Acquisition and/or any other matter referred to in this announcement.

The offer for Falconbridge referred to herein (as the same may be varied in accordance with applicable law, the "Offer") is being made by Xstrata Canada Inc. (the "Offeror"), a wholly-owned indirect subsidiary of the Company.

This announcement does not constitute or form part of any offer or invitation to purchase, otherwise acquire, subscribe for, sell, otherwise dispose of or issue, or any solicitation of any offer to sell, otherwise dispose of, issue, purchase, otherwise acquire or subscribe for, any security. The Offer is being made exclusively by means of, and subject to the terms and conditions set out in, the offer and offering circular filed on 18 May 2006, as amended and varied by the notice of extension dated 7 July 2006, the notice of variation dated 11 July 2006 and the notice of variation dated 21 July 2006, each filed with Canadian provincial and United States federal securities regulators.

The release, publication or distribution of this announcement in certain jurisdictions may be restricted by law and therefore persons in such jurisdictions into which this announcement is released, published or distributed should inform themselves about and observe such restrictions.

Unless the context otherwise requires, references in this announcement to the "Enlarged Group" are to Xstrata and its subsidiaries (including BHP Billiton Tintaya S.A. ("Tintaya") following completion of the acquisition by the Xstrata group of Tintaya announced by Xstrata on 16 May 2006 (the "Tintaya Acquisition")) and subsidiary undertakings and, where the context requires, its associated undertakings as constituted immediately following completion of the Falconbridge Acquisition and therefore such references include the Xstrata group as enlarged by the Falconbridge group. Completion of the Falconbridge Acquisition is subject to a number of conditions.

Unless the context otherwise requires, references in this announcement to the "Falconbridge Acquisition" assume an acquisition under the Offer of all outstanding Falconbridge shares not already owned by the Xstrata group.

Nothing in this announcement is an offer of securities for sale or a solicitation of an offer to purchase securities in the United States or in any other jurisdiction. The securities of Xstrata referred to herein have not been and will not be registered under the US Securities Act of 1933, as amended (the "Securities Act"), and such securities may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

This announcement includes statements that are, or may be deemed to be, "forward-looking statements". By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future and may be beyond Xstrata's ability to control or predict. Forward-looking statements are not guarantees of future performance. The Xstrata group's and the Enlarged Group's actual results of operations, financial condition, liquidity, dividend policy and the development of the industries in which they operate may differ materially from the impression created by the forward-looking statements contained in this announcement. Further, actual developments in relation to the Falconbridge Acquisition and the expected completion, and timing of completion, of the Falconbridge Acquisition may differ materially from those contemplated by forward-looking statements depending on certain factors which include, but are not limited to, the risk that Xstrata shareholders may not vote in favour of the resolution to be proposed at the extraordinary general meeting to consider the Falconbridge Acquisition, the other conditions of the Falconbridge Acquisition may not be satisfied on a timely basis or at all, the risks that (and the risks associated with the fact that) the Xstrata group may not acquire under the Xstrata offer all of the Falconbridge shares not already owned by the Xstrata group, the Xstrata group may not realise the anticipated benefits, operational and other synergies and/or cost savings from the Falconbridge Acquisition and/or the acquisition by the Xstrata group of a one third interest in Cerrejón which completed on 12 May 2006 and/or the Tintaya Acquisition and the Xstrata group may incur and/or experience unanticipated costs and/or delays or difficulties relating to integration of the Enlarged Group. In addition, even if the results of operations, financial condition, liquidity and dividend policy of the Xstrata group and the Enlarged Group (as the case may be), and the development of the industries in which they operate, are consistent with the forward-looking statements contained in this announcement, those results or developments may not be indicative of results or developments in subsequent periods. Important factors that could cause these differences include, but are not limited to, general economic and business conditions, commodity price volatility, industry trends, competition, changes in government and other regulation, including in relation to the environment, health and safety and taxation, labour relations and work stoppages, changes in political and economic stability, currency fluctuations (including the €/US$, £/US$, A$/US$, C$/US$, ZAR/US$, the Colombian peso/US$ and the Peruvian Sol/US$ exchange rates), the Xstrata group's ability to integrate new businesses (including the Falconbridge group, the Xstrata group's interest in Cerrejón and Tintaya) and recover its reserves or develop new reserves and changes in business strategy or development plans and other risks.

Other than in accordance with its legal or regulatory obligations (including under the Listing Rules (the "Listing Rules"), the Disclosure Rules and the Prospectus Rules of the UK Financial Services Authority), Xstrata does not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

No statement in this announcement is intended as a profit forecast and no statement in this announcement should be interpreted to mean that earnings per Xstrata ordinary share for the current or future financial years would necessarily match or exceed the historical published earnings per Xstrata ordinary share.

Recent developments in relation to Xstrata's offer for Falconbridge:

On 28 July 2006, Inco announced that its tender offer to acquire all of the outstanding common shares of Falconbridge expired at midnight (Vancouver time) on 27 July 2006. At the time of expiration, the minimum tender condition of 50.01 per cent of the Falconbridge common shares had not been satisfied, and Inco has therefore elected to terminate its offer. Inco has instructed CIBC Mellon Trust Company, the depositary for the offer, to promptly return all shares tendered to its offer.

For the purposes of and in accordance with the Listing Rules, Xstrata confirms that, except as disclosed in this announcement and/or as disclosed in the Xstrata shareholder circular dated 30 May 2006 and/or the announcements issued by Xstrata on 11, 19, 20, 25, 27 and 28 July 2006 in connection with the Falconbridge Acquisition and/or the Xstrata shareholder circular dated 20 July 2006 and/or as otherwise disclosed by Xstrata via a Regulatory Information Service approved by the UK Financial Services Authority and, in relation to the Falconbridge group, so far as Xstrata is aware having regard to public information, there has been no significant change affecting any matter contained in the announcement issued by Xstrata on 17 May 2006 in connection with the Falconbridge Acquisition (the "17 May 2006 Announcement") and no other significant new matter has arisen which would have been required to be mentioned in the 17 May 2006 Announcement if it had arisen at the time of preparation of the 17 May 2006 Announcement.

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REPORT UNDER SECTION 101 OF THE SECURITIES ACT (ONTARIO), SECTION 111 OF THE SECURITIES ACT (BRITISH COLUMBIA), SECTION 176 OF THE SECURITIES ACT (ALBERTA), SECTION 110 OF THE SECURITIES ACT, 1988 (SASKATCHEWAN), SECTION 92 OF THE SECURITIES ACT (MANITOBA), SECTIONS 147.11 and 147.12 OF THE SECURITIES ACT (QUEBEC), SECTION 107 OF THE SECURITIES ACT (NOVA SCOTIA), AND SECTION 102 OF THE SECURITIES ACT (NEWFOUNDLAND AND LABRADOR)
EXHIBIT A
XSTRATA PURCHASE OF FALCONBRIDGE SHARES